                                                                   Exhibit 10.67

AS EXECUTED
-----------

                        CONFIDENTIAL TREATMENT REQUESTED
                        --------------------------------

         AMENDMENT NUMBER 3 TO DEVELOPMENT, LICENSE AND SUPPLY AGREEMENT

     This Amendment to the Development, License, Supply Agreement (the "Amendment") is effective as of the 19th day of May 1999 between Elan Corporation plc, a corporation organized under the laws of Ireland ("Elan") and Schein Pharmaceutical, Inc., a Delaware corporation ("Schein").

                                  INTRODUCTION

     A. Elan and Schein entered into a Development, License and Supply Agreement, dated March 31, 1998, as amended by Amendment Number 1 and Amendment Number 2 to the Development, License and Supply Agreement (the "Agreement").

     B. The parties wish to amend the Agreement in accordance with the terms of this Amendment.

     NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and for other good and valuable consideration, it is agreed as follows:

     1. DEFINITIONS AND INCORPORATION.

     1.1. Unless otherwise defined, all terms used herein shall have the meaning ascribed to them in the Agreement, and the terms and provisions of the Agreement are incorporated herein by reference as though set forth in full.

     1.2. In this Amendment unless the context otherwise requires:

* shall mean * of *.

* Settlement Agreement shall mean the Settlement Agreement and Release dated * between Elan and *.

* Suit shall mean the civil complaint which was prosecuted by Elan against * in the * captioned * Elan * Settlement Agreement) whereby, inter alia,

----------
* Material omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

(i)  Elan * Elan's *; and

(ii) * Elan's * verapamil * to * Elan.

Branded Verapamil shall mean a pharmaceutical product containing sustained release formulations of verapamil hydrochloride in dosage strengths of 120 milligrams, 180 milligrams, 240 milligrams and 360 milligrams which is manufactured by Elan under its NDA 19-614 and is marketed under (i) the
* or (ii) any other brand name. Branded Verapamil shall not include Generic Verapamil (as defined below).

First Generic shall mean the first generic A Rated substitute product for
* in the Territory.

* shall mean * of *.

* Settlement Agreement shall mean the Settlement Agreement, dated *, between * and Elan.

* Suit shall mean the civil action which was prosecuted by Elan and * against
* in the United States District Court for the * alleging that * infringed Elan's U.S. Patent No. *.

* shall mean * of *.

* shall mean Branded Verapamil marketed under the * brand name.

     2. AMENDMENTS. The parties agree as follows with respect to the pharmaceutical product containing sustained release formulations of verapamil hydrochloride in dosage strengths of 120 milligrams, 180 milligrams, 240 milligrams and 360 milligrams manufactured by Elan under its NDA 19-614 ("Generic Verapamil"):

          2.1. Generic Verapamil shall be included in the definition of "DSDF" (and thereby also included in the definition of "Product") under the terms and conditions of the Agreement provided however, that the exclusive license granted to Schein for Generic Verapamil pursuant to Clause 2.1 of the Agreement shall be limited to generic prescription use in the Territory. For the avoidance of doubt, Schein shall have no rights (i) to sell Generic Verapamil as a Branded Verapamil for prescription or over the counter non-prescription use in the Territory, or (ii) to sell Generic Verapamil for over the counter non-prescription use in the Territory.

          2.2. With respect to Generic Verapamil, the Parties hereby expressly agree that

----------
* Material omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Clauses 3.2, 3.3.2, 3.3.3, 3.3.4, 3.3.5, 3.3.6 and 10.3 of the Agreement
shall not apply and have no force or effect.

          2.3. Subject to the provisions of Clauses 2.4 and 2.5 of this Amendment, Elan, at its option, shall be entitled to institute proceedings for any alleged Defense Infringement or Enforcement Infringement in respect of any infringements of the Elan Patent Rights with respect to Generic Verapamil at its own expense and for its own benefit. In the event that Elan does not wish to institute such enforcement or defense proceedings, Elan has granted * the right, at its option and at its sole discretion, subject to the provisions of Clauses 2.4 and 2.5 of this Amendment, to institute enforcement or defense proceedings at its own expense and for its own benefit. In the event that Elan or * does not wish to institute such enforcement or defense proceedings, Elan shall promptly notify Schein of such decision and Schein shall, at its option and at its sole discretion, subject to the provisions of Clauses 2.4 and
2.5 of this Amendment, have the right to institute enforcement or defense proceedings at its own expense and for its own benefit. The non litigating Party shall cooperate with the other Party.

          2.4. * SETTLEMENT AGREEMENT

               2.4.1. Pursuant to the * Settlement Agreement, Elan and
* settled the * Suit, and Elan * Elan's * verapamil * verapamil *.

               2.4.2. *, Elan * Elan's * verapamil * Elan *, Elan *.

               2.4.3. Schein acknowledges Elan's covenants as described in Clauses 2.4.1. and 2.4.2. and agrees to be bound, and (where applicable) to cause any of its subsequent assignees and exclusive licensees to be bound, by the covenant * Schein * Schein * Elan's * verapamil *. For the avoidance of doubt, Schein's rights to bring any such defense proceedings shall be subject to the prior rights of Elan and * as set out in Clause 2.3.

               2.4.4. At the request of Elan, Schein shall (and shall procure that any other necessary parties shall) execute and deliver all such documents, acts and things with Elan,

----------
* Material omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

* or any third party as may reasonably be required subsequent to the signing of this Agreement to give effect to Schein' agreement under Clause 2.4.3.

               2.4.5. Elan acknowledges that pursuant to the * Settlement Agreement, * Elan * Elan * verapamil * Elan * verapamil *. Elan * Elan * verapamil * Elan.

          2.5. * SETTLEMENT AGREEMENT

               2.5.1. Pursuant to the * Settlement Agreement, Elan and * settled the * Suit, and Elan * Elan's * verapamil *.

               2.5.2. *, Elan *.

               2.5.3. Schein acknowledges Elan's covenants as described in Clauses 2.5.1. and 2.5.2. and agrees to be bound, and (where applicable) to cause any of its subsequent assignees and exclusive licensees to be bound, by the covenant * Schein * Schein * Elan's * verapamil *. For the avoidance of doubt, Schein's rights to bring any such defense proceedings shall be subject to the prior rights of Elan and * as set out in Clause 2.3.

               2.5.4. At the request of Elan, Schein shall (and shall procure that any other necessary parties shall) execute and deliver all such documents, acts and things with Elan, * or any third party as may reasonably be required subsequent to the signing of this Agreement to give effect to Schein's agreement under Clause 2.5.3.

               2.5.5. Elan * Elan * Elan * Elan's *.

          2.6. Elan has licensed * to sell * in the Territory. The said

----------
* Material omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

licence excludes the right of * to provide for, market or sell a generic substitute of *. Schein hereby acknowledges and confirms that Clause 4.3 of the Agreement shall in no way restrict Elan or * from selling * in the Territory.

          2.7. * shall be payable to Elan for Generic Verapamil under the Agreement, including, without limitation, the cost for Pivotal Bio PK Study, pharmacokinetic studies and related assays, stability data generation, clinical studies and compilation and submission of dossiers required for registration, and market pack stability studies. Furthermore, in no event, shall Elan shall be obliged to incur any such development fees or perform any development work on Generic Verapamil.

          2.8. Elan has secured FDA Approval for Verelan and shall be responsible for submitting the filing with the FDA to seek approval to appoint Schein as the distributor of Generic Verapamil in the Territory under the
* FDA Approval. Schein shall co-operate and provide all reasonable assistance to Elan in obtaining such appointment. In the event that Schein packages Generic Verapamil, Schein shall be responsible for obtaining all FDA and other approvals necessary for Schein to package Generic Verapamil into final market packaging, and to provide Elan with the appropriate documentation relating to the packaging section of the * FDA Approval.

          2.9. Elan and Schein shall confer on the manufacture of Launch Stocks and all related matters associated with the launch of Generic Verapamil in the Territory provided however, that notwithstanding the foregoing, Schein shall be obliged in any event to market Generic * within * of the first commercial sale of the First Generic in the Territory, and provided further, that Schein shall have received in advance of such launch, an agreed quantity of Launch Stocks of Generic Verapamil in final market packaged form with the Schein label. The provisions of Clauses 8.7 and 9 of the Agreement shall be amended in accordance with this paragraph with respect to Generic Verapamil but only to the extent that any such provisions conflict with this paragraph.

          2.10. The Parties agree that delivery of consignments of Generic Verapamil shall be effected by Elan FOB Gainesville, Georgia. The Parties shall agree whether Generic Verapamil is to be supplied by Elan in bulk or final market packaged form with the Schein label. If the Generic Verapamil is to be supplied in bulk form, Schein shall be responsible for the packaging of Generic Verapamil into final market packaging.

          2.11. In consideration of the license of the Elan Patent Rights granted to Schein under this Amendment, Schein shall pay to Elan a * license fee with respect to Generic Verapamil in the aggregate amount of *, which shall be due upon the Date of First Commercial Sale of Generic Verapamil in the Territory. For the avoidance of doubt, Schein shall have no further obligation * for Generic Verapamil. The provisions of Clause 10.2 of the Agreement shall not apply and have no force or effect with respect to Generic Verapamil.

          2.12. In the event that Generic Verapamil is supplied by Elan to Schein in final

----------
* Material omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

market packaged form, such Product shall be supplied to Schein at *. For the avoidance of doubt, in such event, * shall include the fully allocated costs of packaging Generic Verapamil into final market packaged form.

          2.13. In the event that Generic Verapamil is supplied by Elan to Schein in bulk form, such Product shall be supplied to Schein at * provided however, that any costs incurred by Schein in packaging Generic Verapamil into final market packaged form shall not be a deductible expense in calculating the Profit for Generic Verapamil.

          2.14. Subject to the following sentence, Elan shall be entitled to receive a royalty of * of the Profit of Generic Verapamil in accordance with Clause 10.5 of the Agreement. In the event that Schein fails to market Generic Verapamil within * of commercial sale of the First Generic solely due to the failure of Elan to supply launch stocks of Generic Verapamil to Schein in accordance with Clause 2.9 hereof, the royalty payable to Elan on Generic Verapamil shall be * of Profit.

          2.15. In addition to the rights of termination provided for in Clauses 12.3, 12.4 (other than Clause 12.4.4 for which this Clause 2.15 is substituted in lieu thereof as regards Generic Verapamil only) and elsewhere in the Agreement, in the event that the net price payable to Elan for Generic Verapamil (that is the price of Generic Verapamil and the percentage of Profit) is, or in Elan's reasonable opinion is likely to be, less than * for Generic
Verapamil, then Elan shall be entitled to terminate the license granted to Schein for Generic Verapamil under this Amendment, provided however, such termination right may only be exercised after the cumulative Profit retained by Schein on sales of Generic Verapamil (after payment of the royalty due to Elan with respect to such sales pursuant to Clause 10.5 of the Agreement), is equal to, or greater than, *.

     3. REAFFIRMATION OF THE AGREEMENT AND OTHER DOCUMENTS. Except as modified herein, all of the covenants, terms and conditions of the Agreement, and all documents, instruments and agreements executed in conjunction therewith remain in full force and effect and are hereby ratified and reaffirmed in all respects. In the event of any conflict, inconsistency or incongruity between the terms and conditions of this Amendment and the covenants, terms and conditions of the Agreement or any documents, instruments or agreements executed in conjunction therewith, the terms and conditions of this Amendment shall govern and control.

     4. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which together shall constitute an original but which, when taken together, shall constitute but one instrument.

     IN WITNESS WHEREOF, this Amendment is executed as of the day and year first above written.

----------
* Material omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                              ELAN CORPORATION, PLC

                              By:  /s/ Seamus Mulligan
                                   ------------------------------------
                              Name: Seamus Mulligan
                                    -----------------------------------
                              Title: Illegible
                                     ----------------------------------


                              SCHEIN PHARMACEUTICAL, INC.

                              By:  /s/ Paul Kleutghen
                                   ------------------------------------
                              Name: Paul Kleutghen
                                    -----------------------------------
                              Title: Senior Vice President
                                     ----------------------------------